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                                 EXHIBIT 22 (a)

                                  SUBSIDIARIES

                                       OF

                         MINUTEMAN INTERNATIONAL, INC.



Multi-Clean Division of Minuteman International, Inc.
600 Cardigan Road
Shoreview, Minnesota  55126


Minuteman Canada, Inc.
84 E. Brunswick Boulevard
Dollard des Ormeaux
Quebec H9B 2C5  Canada


Minuteman International Foreign Sales Corporation
c/o Ernst & Young Services, Ltd.
P.O. Box 261 Bay Street
Bridgetown, Barbados







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